SLM Student Loan Trust 1997-1
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$452,757,908.83	($31,171,630.82)	$421,586,278.01
	ii	Interest to be Capitalized	1,963,819.50		1,710,755.63

	iii	Total Pool	$454,721,728.33		$423,297,033.64

B	i	Weighted Average Coupon (WAC)	4.246%		4.246%
	ii	Weighted Average Remaining Term	76.74		76.17
	iii	Number of Loans	232,759		221,061
	iv	Number of Borrowers	95,623		90,549

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GAK2	0.46%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAL0	0.57%	382,921,728.33	84.210%	351,497,033.64	83.038%
	iii	Certificates	78442GAM8	0.85%	71,800,000.00	15.790%	71,800,000.00	16.962%

	iv	Total Notes and Certificates			$454,721,728.33	100.000%	$423,297,033.64	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,136,804.32	$1,058,242.58
	iv	Reserve Account Floor Balance ($)	$2,004,092.00	$2,004,092.00
	v	Current Reserve Acct Balance ($)	$2,004,092.00	$2,004,092.00

II. 1997-1 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$27,540,488.42
	ii	Principal Collections from Guarantor	5,134,917.44
	iii	Principal Reimbursements	45,112.38
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$32,720,518.24

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$81,985.25
	ii	Capitalized Interest	(1,630,872.67)

	iii	Total Non-Cash Principal Activity	$(1,548,887.42)

C	Total Student Loan Principal Activity		$31,171,630.82

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,282,334.20
	ii	Interest Claims Received from Guarantors	246,424.17
	iii	Collection Fees/Return Items	47,918.94
	iv	Late Fee Reimbursements	212,341.01
	v	Interest Reimbursements	20,496.07
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(219.81)
	viii	Subsidy Payments	531,211.02

	ix	Total Interest Collections	$3,340,505.60

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(8,487.74)
	ii	Capitalized Interest	1,630,872.67

	iii	Total Non-Cash Interest Adjustments	$1,622,384.93

F	Total Student Loan Interest Activity		$4,962,890.53

G.	Non-Reimbursable Losses During Collection Period		$81,773.71

H.	Cumulative Non-Reimbursable Losses to Date		$4,009,896.13

III. 1997-1 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$26,803,770.17
ii	Consolidation Principal Payments	5,871,635.69
iii	Reimbursements by Seller	2,725.24
iv	Borrower Benefits Reimbursements	1,354.89
v	Reimbursements by Servicer	2,746.32
vi	Re-purchased Principal	38,285.93

vii	Total Principal Collections	$32,720,518.24

B	Interest Collections
i	Interest Payments Received	$3,008,601.58
ii	Consolidation Interest Payments	51,148.00
iii	Reimbursements by Seller	1,493.98
iv	Borrower Benefits Reimbursements	39.03
v	Reimbursements by Servicer	15,397.10
vi	Re-purchased Interest	3,565.96
vii	Collection Fees/Return Items	47,918.94
viii	Late Fees	212,341.01

ix	Total Interest Collections	$3,340,505.60

C	Other Reimbursements	$224,327.93

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

F	TOTAL FUNDS RECEIVED	$36,285,351.77
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(840,794.04)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$35,444,557.73

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$399,470.96
ii	Percentage of Principal Calculation	$412,569.30
iii	Lesser of Unit or Principal Calculation	$399,470.96

H	Servicing Fees Due for Current Period	$399,470.96

I	Carryover Servicing Fees Due	$28,861.49
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$15,763.15
Jun-04	Servicing Carryover	$13,098.34

$28,861.49

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$448,332.45

IV. 1997-1	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	4.341%	4.325%	1,166	855	0.501%	0.387%	$3,576,973.16	$2,665,819.64	0.790%	0.632%

Grace
Current	4.299%	4.410%	230	364	0.099%	0.165%	$809,378.30	$1,179,034.52	0.179%	0.280%

TOTAL INTERIM	4.333%	4.351%	1,396	1,219	0.600%	0.551%	$4,386,351.46	$3,844,854.16	0.970%	0.912%
REPAYMENT
Active
Current	4.273%	4.274%	158,770	150,502	68.212%	68.082%	$249,387,792.01	$228,957,921.20	55.082%	54.309%
31-60 Days Delinquent	4.295%	4.280%	8,466	8,345	3.637%	3.775%	$20,005,421.53	$19,170,883.26	4.419%	4.547%
61-90 Days Delinquent	4.259%	4.274%	4,979	5,181	2.139%	2.344%	$13,190,680.99	$13,380,378.95	2.913%	3.174%
91-120 Days Delinquent	4.291%	4.252%	2,678	3,205	1.151%	1.450%	$7,615,079.73	$8,916,244.02	1.682%	2.115%
> 120 Days Delinquent	4.286%	4.272%	8,239	8,748	3.540%	3.957%	$25,245,782.81	$26,035,551.37	5.576%	6.176%

Deferment
Current	4.072%	4.069%	25,892	22,939	11.124%	10.377%	$66,796,381.98	$59,434,321.12	14.753%	14.098%

Forbearance
Current	4.276%	4.278%	21,276	19,749	9.141%	8.934%	$62,748,808.31	$58,423,950.00	13.859%	13.858%
TOTAL REPAYMENT	4.245%	4.245%	230,300	218,669	98.944%	98.918%	$444,989,947.36	$414,319,249.92	98.285%	98.276%
Claims in Process (1)	4.227%	4.365%	1,053	1,164	0.452%	0.527%	$3,361,341.43	$3,405,857.96	0.743%	0.808%
Aged Claims Rejected (2)	4.240%	4.660%	10	9	0.004%	0.004%	$20,268.58	$16,315.97	0.005%	0.004%
GRAND TOTAL	4.246%	4.246%	232,759	221,061	100.000%	100.000%	$452,757,908.83	$421,586,278.01	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.297%	159,364	$280,702,554.81	66.582%
- GSL - Unsubsidized	4.171%	46,666	$106,171,837.52	25.184%
- PLUS Loans	4.057%	7,746	$16,331,122.81	3.874%
- SLS Loans	4.079%	7,285	$18,380,762.87	4.360%

- Total	4.246%	221,061	$421,586,278.01	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.262%	164,501	$325,148,041.92	77.125%
-Two Year	4.215%	35,624	$59,874,821.42	14.202%
-Technical	4.165%	20,921	$36,547,623.85	8.669%
-Other	4.952%	15	$15,790.82	0.004%

- Total	4.246%	221,061	$421,586,278.01	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$3,896,831.48
B	Interest Subsidy Payments Accrued During Collection Period		484,676.64
C	SAP Payments Accrued During Collection Period		7,826.80
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		83,663.08
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$4,472,998.00

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$4,472,998.00
	iv	Primary Servicing Fee	$1,240,265.00
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$454,721,728.33
	vii	Student Loan Rate	2.84164%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(04/26/04 - 07/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.77562%
K	Class A-2 Interest Rate	0.004414781	(04/26/04 - 07/26/04)	1.77562%
L	Certificate T-Bill Based Rate of Return			2.05562%
M	Certificate Rate of Return	0.005110956	(04/26/04 - 07/26/04)	2.05562%

VII. 1997-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.519%	1.799%

4/27/2004	–	5/3/2004	7	0.985%	1.555%	1.835%

5/4/2004	–	5/10/2004	7	1.001%	1.571%	1.851%

5/11/2004	–	5/17/2004	7	1.078%	1.648%	1.928%

5/18/2004	–	5/24/2004	7	1.058%	1.628%	1.908%

5/25/2004	–	6/1/2004	8	1.066%	1.636%	1.916%

6/2/2004	–	6/7/2004	6	1.150%	1.720%	2.000%

6/8/2004	–	6/14/2004	7	1.251%	1.821%	2.101%

6/15/2004	–	6/21/2004	7	1.413%	1.983%	2.263%

6/22/2004	–	6/28/2004	7	1.336%	1.906%	2.186%

6/29/2004	–	7/6/2004	8	1.381%	1.951%	2.231%

7/7/2004	–	7/12/2004	6	1.344%	1.914%	2.194%

7/13/2004	–	7/25/2004	13	1.336%	1.906%	2.186%

Total Days in Accrual Period			91

VIII. 1997-1 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$452,757,908.83
	ii	Interest To Be Capitalized		1,963,819.50

	iii	Total Pool		$454,721,728.33

B	Total Note and Certificate Factor			0.22190207317
C	Total Note and Certificate Balance			$454,721,728.33

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.4863115676	1.0000000000
	ii	Expected Note Balance	$0.00	$382,921,728.33	$71,800,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance			$2,004,092.00
I	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
J	Unpaid Administration fees from Prior Quarter(s)			$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00
L	Interest Due on Unpaid Carryover Servicing Fees			$0.00

IX. 1997-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$35,528,220.81	$35,528,220.81

B	Primary Servicing Fees-Current Month		$399,470.96	$35,128,749.85

C	Administration Fee		$20,000.00	$35,108,749.85

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$35,108,749.85
	ii	Class A-2	$1,690,515.73	$33,418,234.12

	iii	Total Noteholder’s Interest Distribution	$1,690,515.73

E	Certificateholder’s Return Distribution Amount		$366,966.66	$33,051,267.46

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$33,051,267.46
	ii	Class A-2	$31,424,694.69	$1,626,572.77

	iii	Total Noteholder’s Principal Distribution	$31,424,694.69

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,626,572.77

H	Increase to the Specified Reserve Account Balance		$0.00	$1,626,572.77

I	Carryover Servicing Fees		$28,861.49	$1,597,711.28

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,597,711.28
	ii	Class A-2	$0.00	$1,597,711.28

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,597,711.28

L	Excess to Reserve Account		$1,597,711.28	$0.00

X. 1997-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$1,690,515.73	$366,966.66
	ii	Quarterly Interest Paid		0.00	1,690,515.73	366,966.66

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$31,424,694.69	$0.00
	viii	Quarterly Principal Paid		0.00	31,424,694.69	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$33,115,210.42	$366,966.66

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$454,721,728.33
	ii	Adjusted Pool Balance 6/30/04		423,297,033.64

	iii	Adjusted Pool Exceeding Notes and Certifcate Balance (i - ii)		$31,424,694.69

	iv	Adjusted Pool Balance 3/31/04		$454,721,728.33
	v	Adjusted Pool Balance 6/30/04		$423,297,033.64

	vi	Current Principal Due (iv - v)		$31,424,694.69
	vii	Principal Shortfall from Previous Collection Period		$—

	viii	Principal Distribution Amount (vi + vii)		$31,424,694.69

	ix	Principal Distribution Amount Paid		$31,424,694.69

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$31,424,694.69
D		Total Interest Distribution		2,057,482.39

E		Total Cash Distributions - Note and Certificates		$33,482,177.08

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GAK2)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAL0)	$382,921,728.33	$351,497,033.64
		A-2 Note Pool Factor		0.4863115676	0.4464021255

	iii	Certificate Balance	(78442GAM8)	$71,800,000.00	$71,800,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,004,092.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,597,711.28

	iv	Total Reserve Account Balance Available			$3,601,803.28
	v	Required Reserve Account Balance			$2,004,092.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp			$1,597,711.28
	viii	Ending Reserve Account Balance			$2,004,092.00

XI. 1997-1 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$452,757,908.83	$497,870,151.08	$723,138,330.38	$981,741,029.98

	Student Loan Principal Activity
	i	Regular Principal Collections	$27,540,488.42	$41,887,926.80	$181,448,504.83	$149,511,290.49
	ii	Principal Collections from Guarantor	5,134,917.44	4,682,713.66	$24,143,537.21	$28,771,261.85
	iii	Principal Reimbursements	45,112.38	191,642.73	$29,307,460.51	$97,018,514.47
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$32,720,518.24	$46,762,283.19	$234,899,502.55	$275,301,066.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$81,985.25	$67,885.79	$1,271,955.03	$2,201,954.62
	ii	Capitalized Interest	(1,630,872.67)	(1,717,926.73)	$(10,903,278.28)	(18,900,321.83)

	iii	Total Non-Cash Principal Activity	$(1,548,887.42)	$(1,650,040.94)	$(9,631,323.25)	$(16,698,367.21)

(-)	Total Student Loan Principal Activity		$31,171,630.82	$45,112,242.25	$225,268,179.30	$258,602,699.60

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,282,334.20	$2,647,957.47	$14,903,542.20	$27,684,855.52
	ii	Interest Claims Received from Guarantors	246,424.17	219,944.78	$1,347,091.18	$1,965,913.50
	iii	Collection Fees/Return Items	47,918.94	60,006.68	$177,177.31	$58,760.45
	iv	Late Fee Reimbursements	212,341.01	272,112.23	$1,036,765.49	$1,103,097.19
	v	Interest Reimbursements	20,496.07	8,717.84	$242,772.35	$766,802.09
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(219.81)	(275.99)	$(1,325.77)	$(3,830.00)
	viii	Subsidy Payments	531,211.02	554,224.56	$3,152,295.39	$5,945,955.21

	ix	Total Interest Collections	$3,340,505.60	$3,762,687.57	$20,858,318.15	$37,521,553.96
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(8,487.74)	$(11,225.92)	$(865,599.04)	$(1,689,371.63)
	ii	Capitalized Interest	1,630,872.67	1,717,926.73	$10,903,278.28	18,900,321.83

	iii	Total Non-Cash Interest Adjustments	$1,622,384.93	$1,706,700.81	$10,037,679.24	$17,210,950.20

	Total Student Loan Interest Activity		$4,962,890.53	$5,469,388.38	$30,895,997.39	$54,732,504.16
(=)	Ending Student Loan Portfolio Balance		$421,586,278.01	$452,757,908.83	$497,870,151.08	$723,138,330.38
(+)	Interest to be Capitalized		$1,710,755.63	$1,963,819.50	$2,091,238.98	$3,315,387.82

(=)	TOTAL POOL		$423,297,033.64	$454,721,728.33	$499,961,390.06	$726,453,718.20

(+)	Reserve Account Balance		$—	$—	$—	$—

(=)	Total Adjusted Pool		$423,297,033.64	$454,721,728.33	$499,961,390.06	$726,453,718.20

XII. 1997-1 Historical Pool Information (continued)

			2001	2000	1999	1998	1997
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	3/3/97-12/31/97
Beginning Student Loan Portfolio Balance			$1,197,187,563.34	$1,375,853,985.31	$1,582,726,283.47	$1,797,260,482.27	$1,978,517,233.95

	Student Loan Principal Activity
	i	Regular Principal Collections	$178,087,417.67	$163,893,118.43	$171,574,310.72	$165,289,915.58	$129,333,817.00
	ii	Principal Collections from Guarantor	$30,220,723.32	$22,447,316.53	32,223,291.35	76,561,222.72	34,410,136.12
	iii	Principal Reimbursements	$32,450,207.09	$25,629,995.81	37,181,412.81	3,191,594.89	51,379,204.30
	iv	Other System Adjustments	$—	$—	—	—	0.00

	v	Total Principal Collections	$240,758,348.08	$211,970,430.77	$240,979,014.88	$245,042,733.19	$215,123,157.42
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,325,032.53	$4,364,731.15	$4,940,054.69	$5,343,692.85	$4,270,807.94
	ii	Capitalized Interest	(27,636,847.25)	$(37,668,739.95)	(39,046,771.41)	(35,852,227.24)	(38,137,213.68)

	iii	Total Non-Cash Principal Activity	$(25,311,814.72)	$(33,304,008.80)	$(34,106,716.72)	$(30,508,534.39)	$(33,866,405.74)

(-)	Total Student Loan Principal Activity		$215,446,533.36	$178,666,421.97	$206,872,298.16	$214,534,198.80	$181,256,751.68

	Student Loan Interest Activity
	i	Regular Interest Collections	$48,499,166.54	$60,635,690.47	$69,439,769.42	$78,824,426.10	$62,817,917.60
	ii	Interest Claims Received from Guarantors	$2,371,297.45	$1,555,824.90	2,028,957.90	4,891,191.80	2,139,081.27
	iii	Collection Fees/Return Items	—	—	—	—	—
	iv	Late Fee Reimbursements	$1,382,969.58	$1,450,509.44	1,450,324.16	460,956.22	8.50
	v	Interest Reimbursements	$429,076.45	$289,200.76	601,288.55	94,269.90	730,911.90
	vi	Other System Adjustments	$—	$(552.85)	—	—	—
	vii	Special Allowance Payments	$2,499,577.13	$11,876,819.08	3,924,756.10	1,339,624.97	1,130,628.74
	viii	Subsidy Payments	$9,734,341.08	$12,703,691.42	15,769,394.34	27,735,423.84	23,692,727.60

	ix	Total Interest Collections	$64,916,428.23	$88,511,183.22	$93,214,490.47	$113,345,892.83	$90,511,275.61
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,736,554.54)	$(3,976,300.34)	$(4,345,064.49)	$(3,958,083.74)	$(3,614,584.84)
	ii	Capitalized Interest	27,636,847.25	$37,668,739.95	39,046,771.41	35,852,227.24	38,137,213.68

	iii	Total Non-Cash Interest Adjustments	$25,900,292.71	$33,692,439.61	$34,701,706.92	$31,894,143.50	$34,522,628.84

	Total Student Loan Interest Activity		$90,816,720.94	$122,203,622.83	$127,916,197.39	$145,240,036.33	$125,033,904.45
(=)	Ending Student Loan Portfolio Balance		$981,741,029.98	$1,197,187,563.34	$1,375,853,985.31	$1,582,726,283.47	$1,797,260,482.27
(+)	Interest to be Capitalized		$5,036,535.59	$6,641,400.66	$11,619,381.53	$17,531,654.15	$18,359,448.41

(=)	TOTAL POOL		$986,777,565.57	$1,203,828,964.00	$1,387,473,366.84	$1,600,257,937.62	$1,815,619,930.68

(+)	Reserve Account Balance		$2,466,943.91	$3,009,572.41	$3,468,683.42	$4,000,644.84	$4,707,408.93

(=)	Total Adjusted Pool		$989,244,509.48	$1,206,838,536.41	$1,390,942,050.26	$1,604,258,582.46	$1,820,327,339.61

XIII. 1997-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-97	$2,004,091,862	—
Jul-97	$1,938,332,169	6.60%
Oct-97	$1,882,963,571	6.39%
Jan-98	$1,815,619,931	7.05%
Apr-98	$1,756,378,212	6.92%
Jul-98	$1,701,480,444	6.66%
Oct-98	$1,651,809,843	6.27%
Jan-99	$1,600,257,938	6.02%
Apr-99	$1,542,439,046	5.94%
Jul-99	$1,476,019,238	6.13%
Oct-99	$1,429,965,154	5.77%
Jan-00	$1,387,473,367	5.38%
Apr-00	$1,341,698,041	5.09%
Jul-00	$1,296,454,310	4.82%
Oct-00	$1,247,321,149	4.66%
Jan-01	$1,203,828,964	4.39%
Apr-01	$1,159,969,676	4.13%
Jul-01	$1,109,530,839	4.02%
Oct-01	$1,052,754,642	4.04%
Jan-02	$986,777,566	4.24%
Apr-02	$922,367,620	4.42%
Jul-02	$868,744,590	4.39%
Oct-02	$794,489,755	4.82%
Jan-03	$726,453,718	5.14%
Apr-03	$664,185,794	5.41%
Jul-03	$623,519,266	5.20%
Oct-03	$545,606,839	5.94%
Jan-04	$499,961,390	5.91%
Apr-04	$454,721,728	5.89%
Jul-04	$423,297,034	5.52%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.